CONSULTING AGREEMENT
                              --------------------

This Agreement is made as of March 1, 2001, by and between Rubber Technology International Inc., A Nevada Corporation, ("the Company") and Gerry B. Berg, P.O. Box 231729, Encinitas, CA 92023, (the "Consultant").

WHEREAS, the Company is engaged in the business of recycling tires by-products into marketable commodities such as rubber for playground fill, rubberized asphalt and rubber mats and molded products such as traffic safety devices, tree rings and various landscape products.

WHEREAS, the Consultant provides management and business consulting services. Consultant will perform research for the Company in regard to competition, identifying possible merger or acquisition candidates, and gathering of industry related marketing data including:

- Research to identify locations for waste tire disposal and recycling sites in San Diego.

- Research and have prepared all necessary permits and or licenses for identified sites in order to become operational.

-     Research  tipping  fees  and  waste  tire  flow  in  San  Diego.

-     Research  and  develop account structure for tire collection in San Diego.

WHEREAS, the Company wishes to retain the services of the Consultant on following terms and conditions:

1. The Company hereby retains the services of Consultant for a period of six (6) months and terminating on August 31, 2001. In exchange for the Consulting Services (as that term is defined herein), the Consultant shall receive 400,000 (four hundred thousand) shares of The Rubber Technology International Inc. common stock registered under S-8 filing. As additional consideration, The Rubber Technology International Inc. hereby issues: (a) a warrant to purchase 200,000 (two hundred thousand) shares of common stock registered under S-8 filing at a price of $0.25 per share; and (b) a warrant to purchase 200,000 (two hundred thousand) shares of common stock registered under an S-8 filing at a price of $0.35 per share. These warrants are to be exercised within one year of the signed date of this contract.

2. The Consultant shall employ his best efforts to assist the Company in providing management and business strategy consulting services as outlined above.

3. The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude the Consultant from pursuing other consulting or design and development projects.

4. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

5. The Company and its present and future subsidiaries jointly and severally, agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorney's fees and expenses), subject to any understanding from such Indemnified Party to repay the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The Indemnified Party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonable withheld.

6. This Agreement shall be binding upon the Company and the Consultant and their successors and assigns.

7. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

8. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or no similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

9. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

10. The Parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of California.

11. This Agreement contains the entire agreement between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the Parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.


/s/ Trevor Webb
Trevor  Webb
Rubber  Technology  International,  Inc.
President


/s/ Gerry B. Berg
Gerry  B.  Berg
 Consultant